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                                                                      Exhibit 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49884) pertaining to The Lesco, Inc. 2000 Broad Based Stock Option Plan and The Lesco, Inc. 2000 Stock Incentive Plan; the Registration Statement (Form S-8 No. 333-33292) pertaining to the Stock Option Agreement between LESCO, Inc. and Janet M. Cannon, the Stock Option Agreement between LESCO, Inc. and David A. Hanni, the Stock Option Agreement between LESCO, Inc. and Robert S. Kilbourne, the Stock Option Agreement between LESCO, Inc. and Mark S. Klingbeil, the Stock Option Agreement between LESCO, Inc. and R. Gary Lambdin; the Registration Statement (Form S-8 No. 333-92961) pertaining to the Stock Option Agreements between LESCO, Inc. and several present and former employees; the Registration Statement (Form S-8 No. 333-38118) pertaining to the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust; the Registration Statement (Form S-8 No. 333-22685) pertaining to the LESCO, Inc. 1998 Stock Option Plan and Stock Bonus Plan; and in the Registration Statement (Form S-8 No. 333-82490) pertaining to the LESCO, Inc. 1992 Stock Incentive Plan and the Employment Agreement by and between LESCO, Inc. and William A. Foley, of our report dated February 4, 2002, with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                         /s/ Ernst & Young LLP

Cleveland, Ohio
March 22, 2002